Exhibit 99.1

Loar Holdings Inc. Reports Q3 2025 Record Results and Upward Revisions to 2025 Outlook and Full Year 2026 Outlook

November 12, 2025

WHITE PLAINS, NY., November 12, 2025 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reports record results for the third quarter of 2025, upward revisions to 2025 outlook, and full year 2026 outlook.

“The strong tailwinds of secular growth in commercial passenger traffic, immense backlogs at the airframe manufacturers, and global demand for defense products once again led us to a record quarter,” stated Dirkson Charles, Loar CEO and Executive Co-Chairman of the Board of Directors.

Third Quarter 2025

•
Net sales of $126.8 million, up 22.4% compared to the prior year’s quarter.
•
Net income of $27.6 million, up 218.9% compared to the prior year’s quarter.
•
Diluted earnings per share of $0.29, up 222.2% compared to the prior year’s quarter.
•
Adjusted EBITDA of $49.1 million, up 28.9% compared to the prior year’s quarter.
•
Net income margin for the quarter improved to 21.8% compared to the prior year’s quarter of 8.4%.
•
Adjusted EBITDA Margin for the quarter improved to 38.7% compared to 36.8% for the prior year’s quarter.
•
Adjusted Earnings Per Share of $0.35, up 133.3% compared to the prior year’s quarter.

Loar reported net sales for the quarter of $126.8 million, an increase of $23.2 million or 22.4% over the prior year’s quarter. Organically(1), net sales increased 11.1% or $11.5 million, to $115.0 million.

Net income for the quarter increased $18.9 million to $27.6 million from $8.7 million in the comparable quarter a year ago. The increase in net income for the quarter was primarily driven by an income tax benefit recorded during the quarter, increase in operating income, and lower interest expense.

Adjusted EBITDA for the quarter was $49.1 million, an increase of 28.9% or $11.0 million compared to the prior year’s quarter. Adjusted EBITDA as a percentage of net sales was 38.7%, compared to 36.8% in the third quarter of the prior year. The increase in Adjusted EBITDA as a percentage of net sales was due to the continued execution of our strategic value drivers, accretive impact of increased sales of higher margin products, and the leveraging impact of higher sales on operating costs.

Year-to-Date

•
Net sales of $364.5 million, up 24.7% over the comparable period a year ago.
•
Net income of $59.6 million, up 221.6% over the comparable period a year ago.
•
Diluted earnings per share of $0.62, up 210.0% over the comparable period a year ago.

•
Adjusted EBITDA of $139.4 million, up 31.3% over the comparable period a year ago.
•
Net income margin improved to 16.3% compared to 6.3% in the comparable period a year ago.
•
Adjusted EBITDA Margin improved to 38.2% compared to 36.3% in the comparable period a year ago.
•
Adjusted Earnings Per Share of $0.78, up 143.8% over the comparable period a year ago.

“Through the nine months of 2025 the business has delivered strong performance and most notably has generated $82 million of operating cash flow.” stated Glenn D’Alessandro, Loar Treasurer and CFO.

Net sales for the nine months ended September 30, 2025, were $364.5 million, an increase of $72.2 million or 24.7% over the comparable period of the prior year. Organically(1), net sales increased 11.2% or $32.7 million, to $325.1 million.

Net income for the year-to-date September 30, 2025 increased $41.1 million to $59.6 million from a net income of $18.5 million for the comparable period a year ago.

Adjusted EBITDA for the nine months of 2025 was $139.4 million, an increase of 31.3% or $33.2 million over the comparable period a year ago. Adjusted EBITDA as a percentage of net sales was 38.2% for the nine months of 2025, compared to 36.3% for the comparable nine months of the prior year.

Please see the attached Table 4 for a reconciliation of net income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods discussed in this press release.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior year period.

Full Year 2025 Outlook – Revised*

“We have again raised our outlook as a result of business performance, continued demand for our products, and the impact of changes to the U.S. tax code,” stated Mr. D’Alessandro,

•
Net sales – between $487 million and $495 million, up from between $486 million and $494 million.
•
Net income – between $70 million and $75 million, up from between $65 million and $70 million.
•
Adjusted EBITDA – between $185 million and $188 million, up from between $184 million and $187 million.
•
Adjusted EBITDA Margin – approximately 38%.
•
Diluted Earnings per share – between $0.73 and $0.78, up from between $0.68 and $0.73.
•
Net income margin – approximately 14%, up from approximately 13%.
•
Adjusted Earnings Per Share – between $0.93 and $0.98, up from between $0.83 and $0.88.
•
Interest expense – $25 million, down from $26 million.
•
Effective tax rate – approximately 15%, down from approximately 25%.
•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of low-double digits.
o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of high-double digits.

Full Year 2026 Outlook*

“Market indicators are trending upwards - airframe OEMs are increasing production rates. Global commercial traffic is at record levels, and overall demand is continuing to grow. Additionally, our defense customers continue to rely on our ability to consistently provide niche products and capabilities. Leveraging this backdrop, and taking into account a robust backlog, we anticipate that 2026 will be an exciting year for Loar,” stated Mr. Charles.

•
Net sales – between $540 million and $550 million.
•
Net income – between $80 million and $85 million.
•
Adjusted EBITDA – between $209 million and $214 million.
•
Adjusted EBITDA Margin – approximately 39%.
•
Diluted Earnings per share – between $0.82 and $0.88.
•
Net income margin – approximately 15%.
•
Adjusted Earnings Per Share – between $0.98 and $1.03.
•
Interest expense – approximately $25 million.
•
Effective tax rate – approximately 25%.
•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of low-double digits.
o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of mid-single digits.

*Full Year 2025 Outlook - Revised and Full Year 2026 Outlook do not include the impact of the pending LMB acquisition.

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in the “Full Year 2025 Outlook – Revised*" and "Full Year 2026 Outlook*” sections on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on November 12, 2025. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com.

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to "Adjusted Earnings Per Share" mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA, less the tax effect of these adjustments. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the heading “Full Year 2025 Outlook – Revised* and “Full Year 2026 Outlook*” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; our ability to timely close on the LMB acquisition; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025, and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$98,955	$54,066
Accounts receivable, net	78,571	63,834
Inventories	105,471	92,639
Other current assets	10,891	9,499
Income taxes receivable	1,588	632
Total current assets	295,476	220,670
Property, plant and equipment, net	78,107	76,605
Finance lease assets	1,963	2,171
Operating lease assets	5,856	5,584
Other long-term assets	22,604	17,389
Intangible assets, net	424,459	434,662
Goodwill	705,581	693,537
Total assets	$1,534,046	$1,450,618

Liabilities and equity
Current liabilities:
Accounts payable	$17,653	$12,086
Current portion of finance lease liabilities	261	232
Current portion of operating lease liabilities	699	603
Income taxes payable	2,622	1,984
Accrued expenses and other current liabilities	28,648	26,901
Total current liabilities	49,883	41,806
Deferred income taxes	34,361	32,892
Long-term debt, net	279,357	277,293
Finance lease liabilities	2,967	3,170
Operating lease liabilities	5,347	5,136
Other long-term liabilities	1,935	1,816
Total liabilities	373,850	362,113

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 93,622,471 and 93,556,071 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	936	936
Additional paid-in capital	1,120,701	1,108,225
Retained earnings (accumulated deficit)	39,075	(20,560)
Accumulated other comprehensive loss	(516)	(96)
Total equity	1,160,196	1,088,505
Total liabilities and equity	$1,534,046	$1,450,618

Loar Holdings Inc.

Table 2: Condensed Consolidated Statements of Net Income

(Unaudited, amounts in thousands except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$126,751	$103,519	$364,533	$292,378
Cost of sales	59,973	50,615	171,850	147,515
Gross profit	66,778	52,904	192,683	144,863
Selling, general and administrative expenses	35,758	30,186	105,758	80,362
Transaction expenses	1,846	1,444	4,290	2,549
Other (expense) income, net	(154)	1,574	(154)	4,441
Operating income	29,020	22,848	82,481	66,393
Interest expense, net	6,012	9,962	18,952	38,332
Refinancing costs	—	—	—	1,645
Income before income taxes	23,008	12,886	63,529	26,416
Income tax benefit (provision)	4,598	(4,230)	(3,894)	(7,870)
Net income	$27,606	$8,656	$59,635	$18,546
Net income per common share:
Basic	$0.29	$0.10	$0.64	$0.21
Diluted	$0.29	$0.09	$0.62	$0.20
Weighted average common shares outstanding:
Basic	93,622	89,704	93,588	88,722
Diluted	95,875	91,931	95,912	90,755

Loar Holdings Inc.

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net income	$59,635	$18,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,874	8,183
Amortization of intangibles and other long-term assets	29,060	22,249
Amortization of debt issuance costs	670	931
Recognition of inventory step-up	45	276
Stock-based compensation	10,617	7,568
Deferred income taxes	(2,753)	(141)
Non-cash lease expense	451	438
Refinancing costs	—	1,645
Adjustment to contingent consideration liability	—	(2,856)
Changes in assets and liabilities:
Accounts receivable	(13,276)	(4,331)
Inventories	(9,559)	(13,694)
Other assets	(7,399)	(4,455)
Accounts payable	4,430	2,825
Income taxes payable	204	109
Accrued expenses and other current liabilities	1,278	(1,513)
Environmental liabilities	—	(1,145)
Operating lease liabilities	(420)	(392)
Net cash provided by operating activities	81,857	34,243

Investing Activities
Capital expenditures	(7,493)	(6,406)
Proceeds from sale of fixed assets	—	322
Payments for acquisitions, net of cash acquired	(32,813)	(383,222)
Net cash used in investing activities	(40,306)	(389,306)

Financing Activities
Net proceeds from issuance of common stock	—	325,408
Proceeds from exercise of stock options	1,859	—
Proceeds from issuance of long-term debt	1,500	360,000
Payments of long-term debt	—	(287,881)
Financing costs and other, net	—	(8,876)
Payments of finance lease liabilities	(173)	(137)
Net cash provided by financing activities	3,186	388,514

Effect of translation adjustments on cash and cash equivalents	152	239
Net increase in cash and cash equivalents	44,889	33,690

Cash and cash equivalents, beginning of period	54,066	21,489
Cash and cash equivalents, end of period	$98,955	$55,179

Supplemental information
Interest paid during the period, net of capitalized amounts	$19,399	$37,495
Income taxes paid during the period, net	$7,676	$7,925

Loar Holdings Inc.

Table 4: Reconciliation of Net income to EBITDA and Adjusted EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$27,606	$8,656	$59,635	$18,546
Adjustments:
Interest expense, net	6,012	9,962	18,952	38,332
Refinancing costs	—	—	—	1,645
Income tax (benefit) provision	(4,598)	4,230	3,894	7,870
Operating income	29,020	22,848	82,481	66,393
Depreciation	2,926	2,775	8,874	8,183
Amortization	9,863	7,945	29,060	22,249
EBITDA	41,809	33,568	120,415	96,825
Adjustments:
Recognition of inventory step-ups (1)	45	276	45	276
Other expense (income), net (2)	154	(1,574)	154	(4,441)
Transaction expenses (3)	1,846	1,444	4,290	2,549
Stock-based compensation (4)	3,878	3,094	10,617	7,568
Acquisition and facility integration costs (5)	1,377	1,288	3,839	3,381
Adjusted EBITDA	$49,109	$38,096	$139,360	$106,158
Net sales	$126,751	$103,519	$364,533	$292,378
Net income margin	21.8%	8.4%	16.3%	6.3%
Adjusted EBITDA Margin	38.7%	36.8%	38.2%	36.3%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)
Represents a $2.9 million reduction in the estimated contingent purchase price for the CAV acquisition and $1.7 million of proceeds from the settlement of buyer-side representations and warranties insurance covering the acquisition of DAC during the nine months ended September 30, 2024 and $1.7 million of proceeds from the settlement of buyer-side representations and warranties insurance covering the acquisition of DAC during the three months ended September 30, 2024.
(3)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred. During the nine months ended September 30, 2025, approximately $0.9 million of costs related to the secondary stock offering from which we did not receive any proceeds were also included in transaction expenses.
(4)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended September 30,
	2025			2024
	OEM Net Sales	Aftermarket Net Sales	Total Net Sales	OEM Net Sales	Aftermarket Net Sales	Total Net Sales
Commercial Aerospace	$20,659	$38,169	$58,828	$15,824	$29,058	$44,882
Business Jet and General Aviation	19,859	12,738	32,597	19,911	10,121	30,032
Total Commercial	40,518	50,907	91,425	35,735	39,179	74,914
Defense	13,752	15,032	28,784	10,152	11,810	21,962
Non-Aerospace	3,315	3,227	6,542	2,976	3,667	6,643
Total	$57,585	$69,166	$126,751	$48,863	$54,656	$103,519

	Nine Months Ended September 30,
	2025			2024
	OEM Net Sales	Aftermarket Net Sales	Total Net Sales	OEM Net Sales	Aftermarket Net Sales	Total Net Sales
Commercial Aerospace	$56,163	$105,408	$161,571	$46,316	$81,101	$127,417
Business Jet and General Aviation	57,177	36,440	93,617	53,556	29,253	82,809
Total Commercial	113,340	141,848	255,188	99,872	110,354	210,226
Defense	39,810	49,227	89,037	26,793	32,681	59,474
Non-Aerospace	8,836	11,472	20,308	10,727	11,951	22,678
Total	$161,986	$202,547	$364,533	$137,392	$154,986	$292,378

Loar Holdings Inc.

Table 6: Reconciliation of Earnings Per Share to Adjusted Earnings Per Share

(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reported earnings per share
Net income	$27,606	$8,656	$59,635	$18,546
Denominator for basic and diluted earnings per common share:
Weighted-average common shares outstanding - basic	93,622	89,704	93,588	88,722
Effect of dilutive common shares	2,253	2,227	2,324	2,033
Weighted average common shares outstanding—diluted	95,875	91,931	95,912	90,755
Net income per common share—basic	$0.29	$0.10	$0.64	$0.21
Net income per common share—diluted	$0.29	$0.09	$0.62	$0.20

Adjusted Earnings Per Share
Net income	$27,606	$8,656	$59,635	$18,546
Refinancing costs	—	—	—	1,645
Gross adjustments to EBITDA	7,300	4,528	18,945	9,333
Tax adjustment (1)	(1,607)	235	(3,631)	(880)
Adjusted net income	$33,299	$13,419	$74,949	$28,644
Adjusted Earnings Per Share - diluted	0.35	0.15	0.78	0.32

Diluted earnings per share to Adjusted Earnings Per Share
Net income per common share—diluted	$0.29	$0.09	$0.62	$0.20
Adjustments to diluted earnings per share:
Refinancing costs	—	—	—	0.02
Other expense (income)	—	(0.02)	—	(0.05)
Transaction expenses	0.02	0.02	0.05	0.03
Stock-based compensation	0.04	0.04	0.11	0.08
Acquisition and facility integration costs	0.02	0.02	0.04	0.05
Tax adjustment (1)	(0.02)	—	(0.04)	(0.01)
Adjusted Earnings Per Share - diluted	$0.35	$0.15	$0.78	$0.32
(1)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, transaction expenses, stock-based compensation, and acquisition and facility integration costs are excluded from adjusted net income and therefore we have excluded the impact those items have on the effective tax rate.